Exhibit 99.1

News Release

Investor Relations: Sara Gubins, +1 646 654 8153

Media Relations: Fernanda Paredes, +1 917 291 1196

“New Nielsen” Debuts at Investor Day 2020

•	Accelerating Growth Across Three Essential Solutions: Audience Measurement, Audience Outcomes and Gracenote Content Services

•	Reiterates Recently Improved 2020 Outlook and Will Provide Preliminary 2021 Outlook

New York, USA – December 9, 2020 – Nielsen Holdings plc (NYSE: NLSN) announced that at today’s Investor Day it will provide a detailed view of its focused growth strategy and medium-term financial framework following its recently announced plan to sell the Nielsen Global Connect business to affiliates of Advent International Corporation. Key members of Nielsen’s focused and diverse leadership team will discuss the company’s solutions, technology, and transformation into the “New Nielsen,” which adjusts for the planned Connect divestiture. Specific topics include:

•	New growth across three essential solutions: Audience Measurement, Audience Outcomes and Gracenote Content Services

•	A cultural shift driven by the core operating principles: Fewer, Faster, Bolder

•	A compelling financial model underpinned by accelerating revenue growth and improving free cash flow conversion

David Kenny, Chief Executive Officer and Chief Diversity Officer commented, “This is a transformative time for Nielsen. We have redesigned our products, our business platform, and our operating model, positioning Nielsen to better deliver the solutions our clients need in the rapidly changing global media ecosystem. We are now fully aligned around three essential solutions that are designed to drive growth by leveraging a single media platform across a global digital-first footprint.”

“For the New Nielsen, Audience is Everything. As the essential provider of data and analytics to the media marketplace, we have a significant opportunity to expand our role as we help our end markets better find and monetize their audiences. We are uniquely positioned as the only company that can offer a de-duplicated cross-media audience measurement solution. Yesterday’s launch of Nielsen ONE, our cross-media solution, marks a major milestone for Nielsen and the media industry. We have made significant progress in our efforts to enhance value for our clients and our shareholders.”

Reiterates 2020 Outlook; Will provide 2020 pro-forma outlook and preliminary 2021 outlook for the New Nielsen

The company is reiterating its recently improved full year 2020 outlook and will provide a pro-forma 2020 outlook, adjusting for the proposed sale of Nielsen Global Connect, which is expected to be completed in the second quarter of 2021, subject to customary closing conditions. The company will also provide a preliminary 2021 outlook and introduce a medium-term financial framework that Nielsen expects will create significant shareholder value. The company plans to provide detailed 2021 guidance on its Q4’20 earnings call in February 2021.

The event will begin at 8:00 a.m. Eastern Time. The event will be video broadcast and can be accessed via the Registration link on Nielsen’s Investor Relations website at ir.nielsen.com. The event will also be accessible through a listen only conference call. Within the United States, listeners can access the event by dialing 1+(833)-502-0473. Callers outside the U.S. can dial + 236-714-2183. The participant access code is 1288338. A copy of the presentation will be posted on the website at the start of the event. A replay of the video and transcript will be provided on ir.nielsen.com following the event.

Forward-looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth under “Reiterates 2020 Outlook”, those set forth relating to the proposed sale by Nielsen of its Global Connect business to an affiliate of Advent International Corporation (the “proposed transaction”), as well as those that may be identified by words such as “will”, “intend”, “expect”, “estimate”, “anticipate”, “should”, “could”, “shall”, and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the stock purchase agreement entered into pursuant to the proposed transaction (the “Agreement”), the possibility that Nielsen shareholders may not approve the Agreement and the proposed transaction, the risk that the parties to the Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the proposed transaction, the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the proposed transaction, the risk of any litigation relating to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”), in addition to Nielsen’s preliminary proxy statement on Schedule 14A (the “Proxy Statement”), filed with the SEC on December 1, 2020. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

Additional Information and Where to Find It

This communication relates to the proposed transaction involving Nielsen. In connection with the proposed transaction, Nielsen has filed and will be filing relevant materials with the SEC, including the Proxy Statement. This communication is not a substitute for the Proxy Statement, the definitive proxy statement to be filed by Nielsen or for any other document that Nielsen may file with the SEC and send to its shareholders in connection with the proposed transaction. The proposed transaction will be submitted to Nielsen’s shareholders for their consideration. Before making any voting decision, Nielsen’s shareholders are urged to read all relevant documents filed or to be filed with the SEC, including the Proxy Statement and the definitive proxy statement (when it is filed), as well as any amendments or supplements to those documents, when they become available because they will contain important information about the proposed transaction.

Nielsen’s shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Nielsen, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Nielsen Holdings plc, 85 Broad Street, New York, NY 10004, Attention: Corporate Secretary; telephone (646) 654-5000, or from Nielsen’s website, www.nielsen.com.

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Nielsen’s directors and executive officers is available in the Proxy Statement, Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement, and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC in connection with the proposed transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

About Nielsen

Nielsen Holdings plc (NYSE: NLSN) is a global measurement and data analytics company that provides the most complete and trusted view available of consumers and markets worldwide. Nielsen is divided into two business units. Nielsen Global Media provides media and advertising industries with unbiased and reliable metrics that create a shared understanding of the industry required for markets to function. Nielsen Global Connect provides consumer packaged goods manufacturers and retailers with accurate, actionable information and insights and a complete picture of the complex and changing marketplace that companies need to innovate and grow.

Our approach marries proprietary Nielsen data with other data sources to help clients around the world understand what’s happening now, what’s happening next, and how to best act on this knowledge. An S&P 500 company, Nielsen has operations in over 90 countries, covering more than 90% of the world’s population. For more information, visit www.nielsen.com.